Q1, 2016 Financial Results & Corporate Update

FORWARD LOOKING STATEMENT This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the divestiture of the commercial operations including the two commercial products, the issuance and exclusivity of patents, and the progress of development of Galena’s product candidates, including patient enrollment in our clinical trials, interim analysis, time to complete the trials, and expected time periods for results. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s Annual Report on Form 10-K for the year ended December 31, 2015 and most recent Quarterly Reports on Form 10-Q filed with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release. 2

EARNINGS CALL PARTICIPANTS Presenters Mark W. Schwartz, Ph.D. President & Chief Executive Officer  Bijan Nejadnik, M.D. Executive Vice President, Chief Medical Officer John T. Burns, CPA Controller & Principal Accounting Officer Other Participants  Remy Bernarda, IRC SVP, Investor Relations & Corporate Communications  Tom Knapp, Esq Interim General Counsel 3

OPENING REMARKS Mark W. Schwartz, Ph.D. President and Chief Executive Officer 4

CLINICAL DEVELOPMENT Bijan Nejadnik, M.D. Executive Vice President, Chief Medical Officer 5

PHASE 3 *PRESENT* TRIAL PER SPA

***P**revention of **R**ecurrence in **E**arly-**S**tage, Node Positive Breast Cancer with Low to Intermediate HER2 **E**xpression with **NeuVax** **T**reatment*

Study Population

Adjuvant breast cancer patients, randomized 1:1

- Double blind
- Node positive
- HLA A2/A3+
- HER2 IHC 1+/2+
- Stratified by stage, type of surgery, hormone receptor, and menopausal status
- *Enrollment complete: n=758 Patients*


Interim analysis by IDMC at n=70 events
Endpoint DFS at n=141 events /36 months
NeuVax™ + GM-CSF
Placebo + GM-CSF
Dosing by Month
1 2 3 4 5 6
+ 1 booster dose every 6 months thereafter

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PRESENT TRIAL DEFINITIONS  Qualifying Event: • A recurrence of the primary cancer, either locally (breast), regionally (lymph nodes), or distantly (metastatic) • Occurrence of another cancer • Death from any cause  Interim Analysis: a pre-specified safety and futility analysis on the first 70 adjudicated events which evaluates the probability of the study to achieve its pre-specified objectives  Independent Data Monitoring Committee (IDMC): an independent team of physicians monitoring the overall conduct, status, and safety data of the trial and will perform the interim analysis and provide the recommendation to Galena • Team includes two medical oncologists, one cardiologist, and one statistician 7

PRESENT INTERIM ANALYSIS 70 Events Confirmed by the EAC Galena Compiles Data • Prepares a detailed review on 70 patients with events and overall safety data set (n=758) • Submits to IDMC IDMC Evaluates • Evaluates 70 patients with events and overall safety data set (n=758) •Makes recommendation on futility or continuation of trial Interim Analysis Results •Estimated timing: End of Q2 8

NEUVAX: VADIS TRIAL (DCIS) 9  Program Goal: Broaden footprint of NeuVax development to include primary prevention. Should the study results be positive, NeuVax may potentially be evaluated in a large randomized trial for primary prevention of invasive breast cancer. • Study Objectives: Primary • Evaluate for nelipepimut-S specific cytotoxic T-cells Secondary • Toxicity profile • Immune response to other tumor antigens • Polyfunctional cytokine responses • Presence of DCIS at resection

NEUVAX: DEVELOPMENT COLLABORATIONS

Phase	Treatment	HER2 Status	Indication	Trial Status	Protocol Defined # of Patients	Collaborations
3	Single agent *PRESENT* Study	1+, 2+	BREAST Node Positive HLA A2+, A3+	Enrolled 13 countries ~140 centers	700 (enrolled 758)	TEVA, Leica, Dr. Reddy's, Kwang Dong Pharmaceutical Co., Ltd.
2b	Combination with trastuzumab	1+, 2+	BREAST Node Positive or High Risk Node Negative HLA A2+, A3+, A24+, A26+	Enrolling U.S. only 33 centers	300	Genentech In Business For Life, Roche, hjf
2	Combination with trastuzumab	3+ high risk	BREAST Node Positive HLA A2+, A3+	Enrolling U.S. only 28 centers	100	Congressionally Directed Medical Research Programs CDMRP Department of Defense
2	Single agent *VADIS Study*	1+, 2+,3+	BREAST Ductal Carcinoma *in Situ* (DCIS) HLA A2+	Planned U.S. only 4 centers	48	National Cancer Institute, The University of Texas MD Anderson Cancer Center
2	Single agent	1+, 2+,3+	GASTRIC HLA A2+, A3+	Planned India Only	50	Dr. Reddy's

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GALE-301 & GALE-302: CURRENT CLINICAL DEVELOPMENT 11 Phase Treatment Cancer Type Target Indication Current Status # of Enrolled Patients 1/2a GALE-301 Ovarian, Endometrial HLA A2+ Ovarian Enrolled 51 1b GALE-301 & GALE-302 Ovarian, Breast HLA A2+ Ovarian / Breast Enrolled 39

ESSENTIAL THROMBOCYTHEMIA (ET): CURRENT STANDARD OF CARE 12 • Generally first line therapy for ET • Cytotoxic Myelosuppressive drug (reduces other blood cells as well) • Increased risk of developing acute leukemia after long term; avoided in younger patients • About 25% of patients are intolerant/refractory • Limited third line use • Non cytotoxic drug • Not used in most patients because requires injection and has flu like symptoms • Used mostly in pregnant women • Generally second line • Non cytotoxic drug • Decreases platelets formation • Not associated with increased risk of leukemia • Side effects: palpitations, headaches • About one-third are intolerant to Anagrelide • Hydroxyurea and/or Anagrelide Treatment Failure Sources: Leukemia and Lymphoma Society: Essential Thrombocythemia Facts Cervantes, F. Hematology 2011; 215-221 Hydroxyurea Anagrelide IR Interferon alpha Unmet Need

FINANCE John Burns Controller and Principal Accounting Officer 13

STATEMENTS OF OPERATIONS 14

CASH & CASH EQUIVALENTS 15

FINANCIAL OVERVIEW Cash Position (as of March 31, 2016) $34.7 million Debt Financing (May 10, 2016) + $23.4 million Payoff Remaining Oxford Debt (May 10, 2016) - $3.1 million Q2 Projected Operating Burn $13 - $15 million Includes legal settlement & fees ~$4-$5 million Future Projected Operating Burn $9 - $11 million Shares Outstanding 182 million Market Cap (as of May 9, 2016) ~$240 million 16

MILESTONES & CLOSING REMARKS Mark W. Schwartz, Ph.D. President and Chief Executive Officer 17

2016 MILESTONES

PROGRAM	MILESTONE	PROJECTED DATE
NeuVax™ (nelipepimut-S)	PRESENT: Achieve 70 Qualifying DFS Events	✓
	Initiate DCIS trial	Q2
	PRESENT: Interim analysis	Q2
	Combo H&N 1+/2+ Interim safety data	Q4
	Combo H&N 1+/2+ A24/A26 data	Q4
GALE-301 GALE-302	Present 301/302 booster data	✓
	Present GALE-301 Phase 2a two year data	Q4
GALE-401 (anagrelide CR)	Present combined safety data	Q2
	Confirmation of 505(b)2 pathway	2H
	Publish final Phase 2 report	Q4

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WHY WE’RE HERE Source: E75 vaccine's final tests start in S.A. By Don Finley, January 22, 2012; Photo credit: Kin Man Hui/San Antonio Express-News/ZUMAPress “I've had several friends who've had (breast cancer) and then…it came back and they had to go through treatment again. So this would be wonderful, not to have to come back.” – First NeuVax Phase 3 patient 19